Exhibit 99.1

Limestone Bancorp Reports Net Income of $3.2 million, or $0.43 per Share, for the 1st Quarter of 2021

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 21, 2021--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the first quarter of 2021. Net income available to common shareholders for the first quarter of 2021 was $3.2 million, or $0.43 per basic and diluted common share, compared with $1.8 million, or $0.25 per basic and diluted common share, for the first quarter of 2020.

John T. Taylor, Chief Executive Officer, stated, “After navigating a challenging environment throughout 2020, we are well-pleased with Limestone’s performance in the first quarter of 2021. Our Limestone Bank associates continue to demonstrate their commitment to delivering high quality banking products and services to our customers. We reopened many of our lobbies during the first quarter and also opened a new banking center in our Louisville metro market, which will enable us to better serve those customers.”

Total assets grew to $1.36 billion as of March 31, 2021, compared to $1.31 billion at December 31, 2020. The loan portfolio increased $16.8 million, or 1.7%, during the quarter. Loans increased to $978.9 million at March 31, 2021, compared to $962.1 million at December 31, 2020.

Net Interest Income and Average Earning Assets – Net interest income was $10.7 million for the first quarter of 2021, compared to $10.8 million for the fourth quarter of 2020, and $9.8 million for the first quarter of 2020. Average loans decreased to $964.4 million for the first quarter of 2021, compared to $965.3 million for the fourth quarter of 2020, and increased compared to $949.2 million for the first quarter of 2020. Average loans for the first quarter of 2021 were positively impacted by $18.6 million of loan originations under the SBA Paycheck Protection Program (“PPP”) and $42.4 million during 2020. PPP loan balances totaled $27.9 million at March 31, 2021, compared to $20.3 million at December 31, 2020.

Net interest margin was 3.53% for the first quarter of 2021 and the fourth quarter of 2020, compared to 3.31% for the first quarter of 2020. The yield on earning assets decreased to 4.05% in the first quarter of 2021, compared to 4.12% in the fourth quarter of 2020, and 4.50% in the first quarter of 2020. The yield on earning assets in the first quarter of 2021 and fourth quarter of 2020 were negatively impacted by lower interest rates on the Bank’s fed funds, certain floating rate investment securities, and loans with variable rate repricing features. Loan fee income can meaningfully impact net interest income, loan yields, and net interest margin. The amount of loan fee income included in total interest income was $844,000, $1.0 million, and $216,000 for the quarters ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. This represents 28 basis points, 33 basis points, and eight basis points of yield on earning assets and net interest margin for the quarters ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. Loan fee income for the first quarter of 2021 included $436,000 in fees earned on SBA PPP loans, as compared to $767,000 in the fourth quarter of 2020.

The cost of interest-bearing liabilities was 0.68% for the first quarter of 2021, compared to 0.76% in the fourth quarter of 2020, and 1.45% in the first quarter of 2020. The cost of interest-bearing liabilities continued to decline primarily based on the downward repricing of time deposits. Time deposits declined $12.2 million during the first quarter of 2021 as approximately $104.9 million of time deposits with an average rate of 0.99% matured or repriced at lower interest rates. During the first quarter of 2021, newly originated or renewed time deposits had an average rate of 0.23% and a weighted average term of approximately 14 months.

As of March 31, 2021, time deposits comprise $355.3 million of the Company’s liabilities including $105.6 million with a current average rate of 0.56%, which reprice or mature in the second quarter of 2021. The following table denotes contractual time deposit maturities and average rates as of March 31, 2021:

Maturity Quarter	As of March 31, 2021 (in thousands)	Weighted Average Rate

Q2-2021	105,560	0.56
Q3-2021	64,819	0.44
Q4-2021	34,653	0.38
Q1-2022	41,536	0.39
Q2-2022	12,267	0.66
Thereafter	96,474	1.02
Total time deposits	$355,309	0.63%

Provision and Allowance for Loan Losses – The allowance for loan losses to total loans was 1.30% at March 31, 2021, compared to 1.29% at December 31, 2020, and 0.95% at March 31, 2020. A provision for loan loss of $350,000, or $0.04 per common share after taxes, was recorded in the first quarter of 2021, compared to $1.05 million, or $0.11 per common share after taxes, in the first quarter of 2020. The 2021 loan loss provision was attributable to the net loan charge-offs and growth within the portfolio during the quarter, while the provision for 2020 was largely attributable to the uncertainty surrounding the COVID-19 pandemic related economic and business disruptions. Net loan charge-offs were $38,000 for the first quarter of 2021, compared to net loan charge-offs of $276,000 for the first quarter of 2020.

While the U.S. Government’s economic responses to the COVID-19 pandemic through monetary policy and fiscal stimulus have provided meaningful support to the economy, management deemed it prudent to continue to maintain its qualitative environmental factor in the allowance for loan losses to account for the pandemic risk. The Bank also granted eligible short-term loan modifications under Section 4013 of the CARES Act. Short-term loan modifications declined to $4.7 million as of March 31, 2021, compared to $15.3 million at December 31, 2020. Included in the $4.7 million of short-term modifications, is one commercial real estate loan secured by a retail facility totaling $4.4 million, which remains subject to, and is performing in accordance with, an interest only short-term COVID-19 modification. The loan is graded substandard, has been evaluated under ASC-310-10, and allocated a specific reserve of $2.2 million as of March 31, 2021 and December 31, 2020.

Non-interest Income and Expense – Non-interest income for the first quarter of 2021 increased $160,000 to $1.9 million, compared with $1.7 million for the first quarter of 2020. The increase was primarily related to bank card interchange fees of $210,000, partially offset by a decrease of $120,000 in service charges on deposit accounts. Non-interest expense decreased $251,000, or 3.0%, to $8.0 million for the first quarter of 2021, compared with $8.2 million for the first quarter of 2020. Deposit and state franchise tax expense decreased $270,000 as a result of the elimination of the Kentucky bank franchise tax as discussed below.

Income Taxes – Income tax expense was $1.0 million for the first quarter of 2021, compared with $361,000 for the first quarter of 2020. Effective January 1, 2021, the state of Kentucky eliminated the bank franchise tax, which was previously recorded as a non-interest expense, and implemented a state income tax at a statutory rate of 5%. State income tax expense was $214,000 for the first quarter of 2021, compared to a state income tax benefit of $72,000 for the first quarter of 2020, which was related to the establishment of a net deferred tax asset due to the tax law change.

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 14 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Bullitt and Henry and extend south along the Interstate 65 corridor. The Bank serves south central, southern, and western Kentucky from banking centers in Barren, Butler, Daviess, Edmonson, Green, Hardin, Hart, Ohio, and Warren counties. The Bank also has banking centers in Lexington, Kentucky, the second largest city in the state, and Frankfort, Kentucky, the state capital. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: the impact and duration of the COVID-19 pandemic and national, state and local emergency conditions the pandemic has produced; economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation, regulation, fiscal, and monetary policies, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2020.

Additional Information

Unaudited supplemental financial information for the first quarter ending March 31, 2021, follows.

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three Months Ended
	3/31/21	3/31/20

Income Statement Data
Interest income	$12,250	$13,267
Interest expense	1,570	3,505
Net interest income	10,680	9,762
Provision for loan losses	350	1,050
Net interest income after provision	10,330	8,712

Service charges on deposit accounts	548	668
Bank card interchange fees	960	750
Bank owned life insurance income	165	96
Other	211	210
Non-interest income	1,884	1,724

Salaries & employee benefits	4,482	4,538
Occupancy and equipment	1,060	999
Professional fees	236	208
Marketing expense	182	214
FDIC insurance	135	—
Data processing expense	378	359
Deposit and state franchise tax	90	360
Deposit account related expense	491	451
Communications expense	173	218
Insurance expense	104	103
Postage and delivery	152	168
Other	501	617
Non-interest expense	7,984	8,235

Income before income taxes	4,230	2,201
Income tax expense	1,008	361
Net income	3,222	1,840

Weighted average shares – Basic	7,575,211	7,481,884
Weighted average shares – Diluted	7,575,211	7,481,884

Basic earnings per common share	$0.43	$0.25
Diluted earnings per common share	$0.43	$0.25
Cash dividends declared per common share	$0.00	$0.00

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20

Income Statement Data
Interest income	$12,250	$12,606	$12,094	$12,786	$13,267
Interest expense	1,570	1,820	2,151	2,676	3,505
Net interest income	10,680	10,786	9,943	10,110	9,762
Provision for loan losses	350	900	1,350	1,100	1,050
Net interest income after provision	10,330	9,886	8,593	9,010	8,712

Service charges on deposit accounts	548	594	565	441	668
Bank card interchange fees	960	882	881	863	750
Bank owned life insurance income	165	99	113	116	96
Gain (loss) on sales and calls of securities, net	—	—	—	(5)	—
Other	211	202	183	186	210
Non-interest income	1,884	1,777	1,742	1,601	1,724

Salaries & employee benefits	4,482	4,167	4,413	4,633	4,538
Occupancy and equipment	1,060	1,011	1,008	983	999
Professional fees	236	233	261	235	208
Marketing expense	182	177	134	104	214
FDIC insurance	135	81	81	67	—
Data processing expense	378	381	382	380	359
Deposit and state franchise tax	90	395	360	360	360
Deposit account related expense	491	492	487	460	451
Communications expense	173	190	201	247	218
Insurance expense	104	112	102	111	103
Postage and delivery	152	151	156	152	168
Other	501	476	494	504	617
Non-interest expense	7,984	7,866	8,079	8,236	8,235

Income before income taxes	4,230	3,797	2,256	2,375	2,201
Income tax expense	1,008	680	190	393	361
Net income	$3,222	$3,117	$2,066	$1,982	$1,840

Weighted average shares – Basic	7,575,211	7,499,323	7,499,223	7,488,173	7,481,884
Weighted average shares – Diluted	7,575,211	7,499,323	7,499,223	7,488,173	7,481,884

Basic earnings per common share	$0.43	$0.42	$0.28	$0.26	$0.25
Diluted earnings per common share	$0.43	$0.42	$0.28	$0.26	$0.25
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20

Assets
Loans	$978,865	$962,081	$974,468	$975,759	$961,561
Allowance for loan losses	(12,755)	(12,443)	(11,481)	(10,228)	(9,150)
Net loans	966,110	949,638	962,987	965,531	952,411
Securities held to maturity	41,254	—	—	—	—
Securities available for sale	177,690	203,862	203,544	202,596	198,657
Federal funds sold & interest-bearing deposits	74,047	56,863	24,358	39,027	23,639
Cash and due from financial institutions	9,800	10,830	7,593	9,990	9,509
Premises and equipment	20,405	18,533	18,572	19,000	19,282
Premises held for sale	1,035	1,060	1,110	1,149	1,185
Bank owned life insurance	23,601	23,441	23,347	16,238	16,128
FHLB Stock	5,810	5,887	5,962	6,142	6,837
Other real estate owned	1,765	1,765	1,625	1,625	3,225
Deferred taxes, net	24,992	25,714	26,540	27,054	28,208
Goodwill	6,252	6,252	6,252	6,252	6,252
Intangible assets	2,181	2,244	2,308	2,372	2,436
Accrued interest receivable and other assets	6,769	6,213	7,426	7,532	6,441
Total Assets	$1,361,711	$1,312,302	$1,291,624	$1,304,508	$1,274,210

Liabilities and Equity
Certificates of deposit	$355,309	$367,552	$398,429	$446,370	$467,535
Interest checking	211,322	190,625	168,735	167,814	157,621
Money market	180,137	175,785	174,588	166,376	154,851
Savings	151,340	142,623	134,962	119,327	92,235
Total interest-bearing deposits	898,108	876,585	876,714	899,887	872,242
Demand deposits	268,882	243,022	217,675	224,901	185,658
Total deposits	1,166,990	1,119,607	1,094,389	1,124,788	1,057,900
FHLB advances	20,613	20,623	30,634	20,644	61,349
Junior subordinated debentures	21,000	21,000	21,000	21,000	21,000
Subordinated capital note	25,000	25,000	25,000	17,000	17,000
Senior debt	—	—	—	5,000	5,000
Accrued interest payable and other liabilities	8,588	10,048	8,315	7,020	7,450
Total liabilities	1,242,191	1,196,278	1,179,338	1,195,452	1,169,699

Total stockholders’ equity	119,520	116,024	112,286	109,056	104,511
Total Liabilities and Stockholders’ Equity	$1,361,711	$1,312,302	$1,291,624	$1,304,508	$1,274,210

Ending shares outstanding	7,594,499	7,498,865	7,499,183	7,485,872	7,489,305
Book value per common share	$15.74	$15.47	$14.97	$14.57	$13.95
Tangible book value per common share	14.63	14.34	13.83	13.42	12.79

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Average Balance Sheet Data
Assets	$1,316,878	$1,304,715	$1,295,814	$1,305,923	$1,273,167
Loans	964,353	965,339	963,486	978,316	949,204
Earning assets	1,230,610	1,220,043	1,213,039	1,222,760	1,188,314
Deposits	1,125,943	1,115,985	1,111,865	1,116,420	1,052,944
Long-term debt and advances	66,617	67,280	65,769	75,259	105,407
Interest bearing liabilities	941,342	951,620	955,661	971,770	971,554
Stockholders’ equity	117,663	113,868	110,930	107,348	107,632

Quarterly Performance Ratios
Return on average assets	0.99%	0.95%	0.63%	0.61%	0.58%
Return on average equity	11.11	10.89	7.41	7.43	6.88
Yield on average earning assets (tax equivalent)	4.05	4.12	3.98	4.21	4.50
Cost of interest-bearing liabilities	0.68	0.76	0.90	1.11	1.45
Net interest margin (tax equivalent)	3.53	3.53	3.27	3.33	3.31
Efficiency ratio	63.55	62.61	69.14	70.30	71.70
Non-interest expense to average assets	2.46	2.40	2.48	2.54	2.60

Asset Quality Data
Nonaccrual loans	$1,996	$1,676	$2,038	$1,410	$1,500
Troubled debt restructurings on accrual	399	480	489	462	466
Loan 90 days or more past due still on accrual	—	—	—	—	—
Total non-performing loans	2,395	2,156	2,527	1,872	1,966
Real estate acquired through foreclosures	1,765	1,765	1,625	1,625	3,225
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$4,160	$3,921	$4,152	$3,497	$5,191

Non-performing loans to total loans	0.24%	0.22%	0.26%	0.19%	0.20%
Non-performing assets to total assets	0.31	0.30	0.32	0.27	0.41
Allowance for loan losses to non-performing loans	532.57	577.13	454.33	546.37	465.41

Allowance for loan losses to total loans	1.30%	1.29%	1.18%	1.05%	0.95%

Loan Charge-off Data
Loans charged off	$(77)	$(124)	$(150)	$(193)	$(335)
Recoveries	39	186	53	171	59
Net (charge-offs) recoveries	$(38)	$62	$(97)	$(22)	$(276)

Loans by Risk Category
Pass	$942,492	$926,025	$923,895	$925,558	$915,985
Watch	17,929	18,879	27,782	43,014	38,464
Special Mention	—	—	364	—	—
Substandard	18,444	17,177	22,427	7,187	7,112
Doubtful	—	—	—	—	—
Total	$978,865	$962,081	$974,468	$975,759	$961,561

Loans by Past Due Status
Past due loans:
30 – 59 days	$677	$1,537	$482	$458	$1,158
60 – 89 days	254	372	265	197	248
90 days or more	—	—	—	—	—
Nonaccrual loans	1,996	1,676	2,038	1,410	1,500
Total past due and nonaccrual loans	$2,927	$3,585	$2,785	$2,065	$2,906

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Risk-based Capital Ratios - Company
Tier I leverage ratio	8.59%	8.24%	8.17%	8.05%	8.29%
Common equity Tier I risk-based capital ratio	8.96	8.72	8.54	8.45	8.26
Tier I risk-based capital ratio	10.00	9.67	9.77	9.93	9.86
Total risk-based capital ratio	13.42	13.14	13.22	12.57	12.37

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	10.44%	10.21%	9.90%	9.54%	9.67%
Common equity Tier I risk-based capital ratio	12.21	12.05	11.88	11.79	11.50
Tier I risk-based capital ratio	12.21	12.05	11.88	11.79	11.50
Total risk-based capital ratio	13.37	13.20	12.97	12.78	12.38

FTE employees, end of period	225	219	224	228	248

Non-GAAP Financial Measures Reconciliation

Tangible book value per common share is a non-GAAP financial measure derived from GAAP based amounts. Tangible book value is calculated by excluding the balance of intangible assets from common stockholders’ equity. Tangible book value per common share is calculated by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which is calculated by dividing common stockholders’ equity by common shares outstanding. Management believes this is consistent with bank regulatory agency treatment, which excludes tangible assets from the calculation of risk-based capital.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding from the calculation net gains on the sale of securities and expenses disclosed from time to time as non-recurring in nature. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	As of
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Tangible Book Value Per Share	(in thousands, except share and per share data)

Common stockholders’ equity	$119,520	$116,024	$112,286	$109,056	$104,511
Less: Goodwill	6,252	6,252	6,252	6,252	6,252
Less: Intangible assets	2,181	2,244	2,308	2,372	2,436
Tangible common equity	111,087	107,528	103,726	100,432	95,823

Shares outstanding	7,594,499	7,498,865	7,499,183	7,485,872	7,489,305
Tangible book value per common share	$14.63	$14.34	$13.83	$13.42	$12.79
Book value per common share	15.74	15.47	14.97	14.57	13.95

	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Efficiency Ratio	(in thousands)

Net interest income	$10,680	$10,786	$9,943	$10,110	$9,762
Non-interest income	1,884	1,777	1,742	1,601	1,724
Less: Net gain (loss) on securities	—	—	—	(5)	—
Revenue used for efficiency ratio	12,564	12,563	11,685	11,716	11,486
Non-interest expense	7,984	7,866	8,079	8,236	8,235

Efficiency ratio	63.55%	62.61%	69.14%	70.30%	71.70%

Contacts

John T. Taylor
Chief Executive Officer
(502) 499-4800